UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 4, 2023

Immunome, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39580	77-0694340
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

665 Stockton Drive, Suite 300 Exton, Pennsylvania	19341
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 321-3700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IMNM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 17, 2022, Immunome, Inc. (the “Company”) entered into a Letter Agreement (“Letter Agreement”) with the Whitehead Institute for Biomedical Research (“Whitehead”), which became effective on January 4, 2023 upon the satisfaction of the conditions described therein. The Letter Agreement supplements the Exclusive Patent License Agreement entered into between the Company and Whitehead on June 25, 2009 (as amended on December 17, 2009, March 21, 2013, August 21, 2017 and July 21, 2020, the “License Agreement”). Pursuant to the Letter Agreement, Whitehead and the Company agreed that certain payments received by the Company from the Collaborator (as defined in the Letter Agreement) (i.e., a “corporate partner,” as defined in the License Agreement) would be excluded from the Company’s payment obligations to Whitehead. The Company and Whitehead further agreed, among other things, that the Company will make certain payments to Whitehead (i) as Net Sales (as defined in the License Agreement) as long as the Company receives those payments from the Collaborator on a specified number of products purchased by the Collaborator and (ii) upon the achievement of certain milestones whether by the Company or the Collaborator.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Letter Agreement which the Company intends to file with the U.S. Securities and Exchange Commission with its Annual Report on Form 10-K for the year ended December 31, 2022. The License Agreement was previously filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Item 8.01	Other Events.

IMM-BCP-01 Update

On January 6, 2023, the Company announced that it successfully completed dosing of the first cohort of patients in a Phase 1b study of IMM-BCP-01, its COVID-19 antibody cocktail, with no significant treatment-related adverse events. The Company has decided to seek a partner in order to continue the trial and for any further development activities.

Corporate Presentation

On January 6, 2023, the Company posted a presentation to its website that may be used by the Company from time to time in meetings with investors, analysts, collaborators, vendors or other third parties. A copy of the presentation is attached as Exhibit 99.1 to this report and incorporated into this Item 8.01 by reference.

The information disclosed under the heading “Corporate Presentation” in this Item 8.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Presentation dated January 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOME, INC.

By:	/s/ Purnanand D. Sarma, Ph.D.
Purnanand D. Sarma, Ph.D.
President and Chief Executive Officer

Dated: January 6, 2023